ATTACHMENT TO FORM 4


Name of Reporting Person:       Blackstone Management Associates III L.L.C.

Address:                        c/o The Blackstone Group
                                345 Park Avenue
                                New York, New York 10154
Designated Filer:               Blackstone Management Associates III L.L.C.

Issuer:                         Centennial Communications Corp.

Trading Symbol:                 CYCL

Date of Earliest Transaction:   November 7, 2003



As the sole general partner of each of Blackstone CCC Capital Partners L.P. ("Capital") and Blackstone Family Investment Partnership III L.P. ("Family") and the sole investment general partner of Blackstone CCC Offshore Capital Partners L.P. (together with Capital and Family, the "Partnerships"), the Reporting Person may be deemed, for purposes of Section 16 of the Securities and Exchange Act of 1934, as amended (the "Act"), to be the beneficial owner of shares of the Common Stock held by the Partnerships and therefore may be deemed to be a "ten percent beneficial owner" for purposes of Section 16 of the Act.